UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 27, 2024
F5, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 5th Avenue
Seattle	,	WA	98104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 30, 2024, the Board of Directors of F5, Inc. (the “Company” or “F5”) appointed, effective August 30, 2024, Thomas D. Fountain, age 48, as the Company’s Chief Operating Officer (“COO”) (principal operating officer), and Chad Whalen, age 53, as the Company’s Chief Revenue Officer (“CRO”).
Prior to becoming COO, Mr. Fountain served as the Company’s Executive Vice President of Global Services and Chief Strategy Officer since June 2020. Mr. Fountain joined F5 in January 2018 as Executive Vice President and Chief Strategy Officer. From November 2012 to January 2018, Mr. Fountain served as Senior Vice President for Strategy and Corporate Development at McAfee LLC, Vice President of Strategy and Operations at Intel Corporation, and Senior Vice President for Strategy and Corporate Development at McAfee Incorporated. Previously, Mr. Fountain served as Vice President and General Manager of the Content and Media Business Unit at Juniper Networks from December 2011 to November 2012 and Vice President of Corporate Strategy at Juniper Networks from February 2009 to December 2011. Earlier in his career, Mr. Fountain was a venture capitalist at Mayfield Fund from June 2003 to February 2009 and co-founder and engineering leader at Ingrian Networks from December 1999 to June 2004. He holds an M.B.A., an M.S. in Computer Science, an M.S. in Electrical Engineering, and a B.S. in Computer Systems Engineering, each from Stanford University.
Prior to becoming CRO, Mr. Whalen served as the Company’s Executive Vice President of Worldwide Sales since July 2018. Mr. Whalen joined F5 in 2017 to lead the Cloud Sales team. Prior to joining F5, he ran strategic alliances at Fortinet, worldwide sales and services at Jasper, Americas sales and field operations at Ciena and global sales and marketing at World Wide Packets. He holds a B.A. in Business Administration and Management from Eastern Washington University.
There are no arrangements or understandings pursuant to which Mr. Fountain or Mr. Whalen was selected as the Company’s COO or CRO, respectively. There are no family relationships among any of the Company’s directors, executive officers, and either Mr. Fountain or Mr. Whalen. Neither Mr. Fountain nor Mr. Whalen has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
For additional information regarding Mr. Fountain or Mr. Whalen (including participation in the Company’s executive compensation programs), please review the relevant disclosures in the Company’s last proxy statement filed with the Securities and Exchange Commission on January 26, 2024, which disclosure is incorporated by reference.
In addition, on August 27, 2024, Kara Sprague, Executive Vice President and Chief Product Officer of F5, Inc., notified the Company that she will resign from her position effective November 2, 2024.

Item 7.01	Regulation FD Disclosure
On September 3, 2024, the Company issued a press release announcing certain leadership changes at the Company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information may only be incorporated by reference into another filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

99.1	Press Release of F5, Inc. dated September 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5, INC. (Registrant)
Date: September 3, 2024	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel